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                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT entered into as of February 21, 2000 by and between M.H. MEYERSON & CO., INC., a New Jersey corporation ("MHM" or "Employer"), with offices located at Newport Office Tower, 525 Washington Boulevard, 34th Floor, Jersey City, New Jersey 07310, and ANTHONY F. DUDZINSKI, JR., residing at 1015 Stonegate Ct, Roswell. GA 30075 ("Employee").


                              W I T N E S S E T H :

A. MHM is engaged in business as a registered securities broker-dealer ("Employer's Business").

B. Employer desires to employ Employee as its Vice President of Operations, for the purpose, among other things, of supervising and managing the back office operations of Employer, as well as, where requested by senior management of Employer, supervising or assisting in operations of Employer's affiliates and subsidiaries including, without limitation, Emeyerson.com Inc.

      NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

1.    Employment

      (a) During the Term of Employment as defined in Section 2, Employer agrees to employ Employee, as Employer's Vice President of Operations. Employee agrees to act in the foregoing capacities, in accordance with the terms and conditions contained in this Agreement.

      (b) Employee shall devote all of Employee's working time to performance of his duties under this Agreement. Employee shall render services, without additional compensation, in connection with the operation of Employer's business, including activities of affiliates and subsidiaries of the Employer. As used in this Agreement, the term "affiliate" shall mean any entity or person that, directly or indirectly, is controlled by or under common control with Employer.

      (c) In view of Employee's duties and responsibilities hereunder, Employee shall continue to maintain his existing licenses with the NASD including, without limitation, his Series 4, 7, 24, 53 and 65 registrations, as well as to undertake to qualify for any other NASD license tests or applicable regulatory requirements necessary or convenient to enable Employee to undertake and fulfill his functions, from time to time, under this Agreement.

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2.    Term

      The initial term of Employee's employment under this Agreement shall be for a one year term, to commence on February 21, 2000 and end on January 31, 2001 (the "Initial Term"). Thereafter, this Agreement shall be automatically renewed and extended for consecutive one year renewal terms, unless either party sends to the other party a notice of non-renewal at least sixty (60) days prior to the expiration of the Initial Term or any renewal term (the "Renewal Term"). The Initial Term and Renewal Term are subject to earlier termination as set forth in Section 5. The actual term of employment is defined as "Term of Employment."

3.    Compensation

      Employer shall pay to Employee an annual base salary of $150,000 per annum. All payments shall be made in equal bi-weekly installments, in arrears, or such other installments as may be consistent with the payroll practices of Employer for its Employees.

4.    Additional Employee Benefits

      (a) Employer shall reimburse Employee for all expenses reasonably incurred by Employee in connection with the performance of Employee's duties under this Agreement against Employee's pre-submitted documented vouchers for such expenses, which must be approved in writing by a senior executive officer of Employer prior to the incurrence of such expense.

      (b) Employee shall be entitled to reasonable vacation periods each year, as the case may be) and other general medical and employee benefit, retirement and compensation plans (including profit sharing or pension plans) as shall have been established and are continuing for senior management.

      (c) Employer shall pay directly or reimburse Employee, for a period of the lesser of one year or until Employee and his family relocates to a reasonable commuting distance from Employer's place of business to the sum of up to approximately $1,200 per month for rental of an apartment including customary furnishings and living expenses, on a non-accountable basis. At such time as this payment ceases, Employer will pay directly or reimburse Employee for the leasing of an automobile at a cost of up to $500 per month for use by Employee in performing his duties under this Agreement.

      (d) Employee shall receive an option to acquire 25,000 shares of Employer's common stock at a price equal to 5% above the closing market price thereof on the commencement date of this Agreement, out of which 12,500 shares shall vest on the date of grant and 12,500 shares shall vest on the first anniversary date thereof. Such grant shall be for a

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      term of five years, subject to earlier termination in the event of
      Employee's termination of employment and in Employer's customary form.

      (e) Employer agrees, on the commencement date of this Agreement, to loan Employee the sum of $200,000 for a term of three years without interest. Repayment of such loan shall be secured by a pledge by Employee of 50,000 shares of Common Stock of Employer owned by Employee which Employee is purchasing from the Company at a price of $4.00 per share. The loan shall be without personal recourse, accelerated to become due upon termination of Employee's employment hereunder, and may be renewed at the sole option and election of Employer's Board of Directors for up to an additional three years. This arrangement shall be subject to obtaining the approval of The NASDAQ Stock Market Inc. and any conditions and limitations imposed by that body.

5.    Termination

      (a)    Employer may terminate this Agreement for cause.

      (b) "Cause" within the meaning of this Agreement shall mean any one or more of the following:

             (i) Employee's breach of any of the material provisions of this Agreement; or

             (ii) Employee's failure or refusal to follow any specific written directions of the person Employee reports to (which directions include a statement to the effect that failure or refusal to follow such directions shall constitute cause for termination of the employment of Employee hereunder); or

             (iii) Employee's failure or refusal to perform Employee's duties in accordance with Recital B or Section 1 hereof, provided Employee shall have been given written notice by the person Employee reports to of such failure or refusal to perform these duties and three business days within which to cure the same; or

             (iv) Failure by Employee to comply in any material respect with the terms of any provision contained in this Agreement, if any, or any written policies or directives of Employer's senior management, provided Employee shall have been given written notice of such failure or refusal to perform these duties and three business days within which to cure the same; or

             (v) Physical incapacity or disability of Employee to perform the services required to be performed under this Agreement. For purposes of this Section 5(b)(v), Employee's incapacity or disability to perform such services for any cumulative period of ninety (90) days during any

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                      twelve-month period, or for any consecutive period of
                      sixty (60) days, shall be deemed "cause" hereunder; or

             (vi) Employee is convicted of, pleads guilty or no contest to, or admits or confesses to any felony or any act of fraud, misappropriation or embezzlement; or

             (vii) Employee engages in an intentional fraudulent act or dishonest act to the damage or prejudice of Employer and/or its affiliates or in conduct or activities damaging to the property, business or reputation of Employer and/or its affiliates; or

             (viii) If Employee is registered or licensed with the National Association of Securities Dealers, Inc. or any other regulatory authority, federal or state, and has violated any applicable rule of any such regulatory authority.

      (c) If Employer notifies Employee of its election to terminate this Agreement for cause, this termination shall become effective at the time notice is deemed to have been given in accordance with Section 9.

      (d) This Agreement shall automatically terminate upon the death of Employee.

6.    Non-Solicitation, Non-Disclosure,
      Shop Rights and Insider Trading

      (a)    Non-Solicitation.

             During Employee's Term of Employment with Employer, and for a period of one (1) year from the date of expiration or termination of such employment (the "Restricted Period"), Employee covenants and agrees that Employee will not, directly or indirectly, either for itself or for any other person or business entity, (i) solicit any employee of Employer to terminate his employment with Employer or employ such individual during his employment with Employer and for a period of one (1) year after such individual terminates his employment with Employer, or (ii) make any disparaging statements concerning Employer, Employer's Business or its officers, directors, or employees, that could injure, impair or damage the relationships between Employer or Employer's business on the one hand and any of the employees, customers or suppliers of Employer's business, or any lessor, lessee, vendor, supplier, customer, distributor, employee or other business associate of Employer's Business.

      (b)    Non-Disclosure and Non-Use.

             (i) Description of Confidential Information. For purposes of this
      Section 6(b),

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      Confidential Information means any information disclosed during the
      Restricted Period, which is clearly either marked or reasonably understood as being confidential or proprietary including, but not limited to, information disclosed in discussions between the parties in connection with technical information, data, proposals and other documents of

      Employer pertaining to its business, products, services, finances, product designs, plans, customer lists, public relations and other marketing information and other unpublished information. Confidential Information shall include all tangible materials containing Confidential Information including, but not limited to, written or printed documents and computer disks and tapes, whether machine or user readable.

             (ii) Standard of Care. Employee shall protect the Confidential Information from disclosure to any person other than other employees of Employer who have a need to know, by using a reasonable and prudent degree of care, in light of the significance of the Confidential Information, to prevent the unauthorized use, dissemination, or publication of such Confidential Information.

             (iii) Exclusion. This Section 6(b) imposes no obligation upon Employee with respect to information that: (a) was in Employee's possession before receipt from Employer; (b) is or becomes a matter of public knowledge through no fault of Employee; (c) is rightfully received by Employee from a third party who does not have a duty of confidentiality; (d) is disclosed under operation of law, except that Employee will disclose only such information as is legally required and give Employer prompt prior notice; or (e) is disclosed by Employee with Employer's prior written consent.

             (iv) Stock Trading. If the information disclosed or of which Employee becomes aware is material non-public information about the Employer, then Employee agrees not to trade in the securities of MHM or Emey, or in the securities of or any appropriate and relevant third party, until such time as no violation of the applicable federal and state securities laws would result from such securities trading.

             (v) Return of Confidential Information. The Employee will immediately destroy or return all tangible material embodying Confidential Information (in any form and including, without limitation, all summaries, copies and excerpts of Confidential Information) upon the earlier of (i) the completion or termination of the dealings between the Employer and Employee under the Agreement or (ii) at such time that Employer may so request.

             (vi) Notice of Breach. Employee shall notify Employer immediately upon discovery of any of his unauthorized use or disclosure of Confidential Information, or any other breach of the Agreement by Employee, and will cooperate with Employer in every reasonable way to help Employer regain possession of Confidential Information and prevents its further unauthorized use.

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             (vii) Injunctive Relief. The Employee acknowledges that disclosure or use of Confidential Information in violation of the Agreement could cause irreparable harm to the Employer for which monetary damages may be difficult to ascertain or an inadequate remedy. The Employee therefore agrees that the Employer will have the rights in addition to its other rights and remedies, to seek and obtain injunctive relief from any violation of the Agreement.

      (c).   Shop Rights and Inventions, Patents, and Technology.

      Employee shall promptly disclose to Employer any developments, designs, patents, inventions, improvements, trade secrets, discoveries, copyrightable subject matter or other intellectual property conceived, either solely or jointly with others, developed, or reduced to practice by Employee during Employee's Term of Employment in connection with the services performed for Employer (the "Company Developments") and shall treat such information as proprietary to Employer. Employee agrees to assign to Employer any and all of Employee's right, title and interest in the Company Developments and Employee hereby agrees that Employee shall have no rights in the Company Developments. Any and all Company Developments in connection with the services performed for Employer pursuant to the Agreement are "works for hire" created for and owed exclusively by Employer.

7.    Representation and Indemnification

      Employee hereby represents and warrants that Employee is not a party to any agreement, whether oral or written, which would prohibit Employee from being employed by Employer, and Employee further agrees to indemnify and hold Employer, its directors, officers, shareholders and agents, harmless from and against any and all losses, cost or expense of every kind, nature and description (including, without limitation, whether or not suit be brought, all reasonable costs, expenses and fees of legal counsel), based upon, arising out of or otherwise in respect of any breach of such representation and warranty.

8.    Injunctive Relief

      The parties acknowledge that the services to be rendered hereunder by Employee are special, unique and of extraordinary character, and that in the event of a breach or a threatened breach of Employee of any of Employee's obligations under this Agreement, Employer will not have an adequate remedy at law. Accordingly, in the event of any breach or threatened breach of Employee, Employer shall be entitled to such equitable and injunctive relief as may be available to restrain Employee and any business, firm, partnership, individual, corporation or entity participating in the breach of this agreement. Nothing in this agreement shall be construed as prohibiting Employer from pursing any other remedies available at law or in equity for such breach or threatened breach, including the recovery of damages and the immediate termination of the employment of Employee under this agreement.

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9.    Notices

      All notices shall be in writing and shall be delivered personally (including by courier), sent by facsimile transmission (with appropriate documented receipt thereof), by overnight receipted courier service (such as UPS or Federal Express) or sent by certified, registered or express mail, postage prepaid, to the parties at their address set forth at the beginning of this Agreement with Employer's copy being sent to Employer at its then principal office. Any such notice shall be deemed given when so delivered personally, or if sent by facsimile transmission, when transmitted, or, if mailed, forty-eight
(48) hours after the date of deposit in the mail. Any party may, by notice given in accordance with this Section to the other party, designate another address or person for receipt of notices hereunder. Copies of any notices to be given to Employer shall be given simultaneously to: Hartman & Craven LLP, 460 Park Avenue, New York, New York 10022, Attention: Edward I. Tishelman, Esq..

10.   Miscellaneous

      (a) This Agreement shall be governed in all respects, including validity, construction, interpretation and effect, by New Jersey law, without giving effect to conflicts of laws. The parties hereby agree that any action, proceeding or claim arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New Jersey or of the United States of America for New Jersey, and irrevocably submit to such jurisdiction, and waive any claim that such courts represent an inconvenient forum. Any process or summons to be served upon either party may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth hereinabove. Such mailing shall be deemed personal service and shall be legal and binding upon said party in any action, proceeding or claim.

      (b) This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

      (c)    In view of Employer's need and desire to maintain a proper working

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      environment with suitable demeanor of its employees and in light of
      Employer's sensitivity to the views of its customers and potential customers and to regulatory bodies having jurisdiction over Employer's business activities, Employer has instituted a policy of requiring employees to be subject to, at Employer's sole reasonable discretion, alcohol and drug testing procedures and requirements. Employee specifically consents to the same, agrees to be subject to whatever procedures may now or hereinafter be put in place covering such testing and understands and agrees that Employee's consent to this is a material inducement to Employer to enter into this agreement and to provide for the employment of Employee hereunder.


      (d) If any provision or any portion of any provision of this Agreement or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and such provision or portion of any provision as shall have been held invalid or unenforceable shall be deemed limited or modified to the extent necessary to make it valid and enforceable; in no event shall this Agreement be rendered void or unenforceable.

      (e) The headings to the Sections of this Agreement are for convenience of reference only and shall not be given any effect in the construction or enforcement of this Agreement.

      (f) This Agreement shall inure to the benefit of and be binding upon the successor and assigns of Employer, but no interest in this Agreement shall be transferable in any manner by Employee.

      (g) This Agreement constitutes the entire agreement and understanding between the parties and supersedes all prior discussions, agreements and undertakings, written or oral, of any and every nature with respect thereto.

      (h) This Agreement may be executed by the parties hereto in separate counterparts which together shall constitute one and the same instrument.

      (i) In the event of the termination or expiration of this Agreement, the provisions of Sections 6, 7, 8 and 10 hereof shall remain in full force and effect, in accordance with their respective terms.

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         IN WITNESS WHEREOF, this Agreement has been executed as of the date stated at the beginning of this Agreement.


                                            M.H. MEYERSON & CO., INC.


                                            By: /s/ Michael Silvestri
                                                ---------------------



                                            /s/ Anthony F. Dudzinski, Jr.
                                            -----------------------------
                                            Employee - Anthony F. Dudzinski, Jr.